UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

STEMGEN, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-21555	54-1812385
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Town and Country Blvd, Suite 300
Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

(832) 431-3292
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

(1)  Previous Independent Auditors:

(a)

On April 11, 2017, StemGen, Inc. (the “Company”) terminated its relationship with its independent registered public accountant, Anton & Chia LLP (“A&C”). Our Board of Directors participated in and approved the decision to change independent accountants.

(b)

A&C’s reports on the Company’s financial statements for the years ended June 30, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the inclusion of an explanatory paragraph which indicated substantial doubt regarding the ability of the Company to continue to operate as a going concern.

(c)

During the years ended June 30, 2015 and 2014 and the subsequent interim period preceding A&C’s dismissal, there have been no disagreements with A&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of A&C would have caused them to make reference thereto in their report on the financial statements.

(d)	We have authorized A&C to respond fully to the inquiries of the successor accountant.

(e)	During the years ended June 30, 2015 and 2014 and the interim period through April 11, 2017, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

(f)

The Company provided a copy of the foregoing disclosures to A&C prior to the date of the filing of this Report and requested that A&C furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.

(2)  New Independent Accountants:

a.

On April 12, 2017, the Company engaged LBB & Associates Ltd., LLP (“LBB”) of Houston, Texas, as its new registered independent public accountant. During the two most recent fiscal years and the subsequent interim period preceding LBB’s engagement, the Company did not consult with LBB regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by LBB, in either case where written or oral advice provided by LBB would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017, our Board of Directors elected Nachu Anbil and Gaurav Harza as directors of the Company.  Mr. Harza was also appointed as president, chief executive officer, secretary, treasurer, and chief accounting officer of the Company.

Nachu Anbil has over 25 years of experience as Team Lead, Systems Analyst, and Developer of Large Scale Systems.  He is the President and CEO of an IT staffing company that achieves an annual growth of 40%.  Mr. Anbil holds a Bachelor of Science in Science, a Bachelor of Science in Law, a Master of Science in Business Administration, and a Master of Science in Information Systems.

Gaurav Harza is the co-founder and director of strategy and sales of Insight Lifecycle Software & Consulting (P) Ltd., a New Delhi company.

Neither Mr. Anbil nor Mr. Harza are party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Anbil or Mr. Harza and any other person pursuant to which they were selected to serve as directors of the Company, nor are they a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Anbil or Mr. Harza and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.

Additionally, on June 27, 2017, John David Walls resigned from all positions held with the Company in order to pursue other interests. Mr. Walls’s resignation was not as a result of any disagreements with us.

ITEM 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Number	Exhibit

16.1	Letter from Anton & Chia LLP, dated September 11, 2017, regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMGEN, INC. (Registrant)

Signature	Title	Date

/s/ Gaurav Harza	Chief Executive Officer	October 13, 2017
Gaurav Harza